Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the New Hire Inducement Stock Option Grant of Repare Therapeutics Inc. of our report dated February 28, 2023, with respect to the consolidated financial statements of Repare Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Montreal, Canada

May 30, 2023